Exhibit 15.1

Consent of Cayman Counsel

Our ref:

China Techfaith Wireless Communication Technology Limited

Tower D, Mfox Plaza, Ke Chuang 12th Street

Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 101111

People’s Republic of China

April 29, 2016

Dear Sirs,

China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our name under the headings “Corporate Governance” and “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission on April 29, 2016.

Yours faithfully

/s/ Maples and Calder

Maples and Calder